Exhibit 4.4

[NOTE ABOUT TRANSLATION: This document is an English translation of a document in Italian language. In preparing this document, an attempt has been made to translate as literally as possible without jeopardizing the overall continuity of the text. Inevitably, however, differences may occur in translation and if they do, the Italian text will govern by law. In this translation, Italian legal concepts are expressed in English terms and not in their original Italian terms. The concepts concerned may not be identical to concepts described by the English terms as such terms may be understood under the laws of other jurisdictions]

SUBSCRIPTION OF ORDINARY SHARES OF GENENTA SCIENCE S.P.A.

WHEREAS

●	In the context of the process of listing the ordinary shares of Genenta Science S.p.A. (the Company), represented by American Depositary Shares, on the U.S. Nasdaq Capital Market, on May 20, 2021, the extraordinary Shareholders’ Meeting of the Company has authorized a specific capital increase, with the exclusion of the pre-emption right, to service the transaction;
●	the offering of the securities (the Offering) is being made pursuant to an effective registration statement (Form F - 1) (the Registration Statement) filed by the Company with the Securities and Exchange Commission (the Commission) (including the prospectus contained therein) (the Prospectus), Prospectus subject to U.S. regulation, containing information regarding the securities and the terms of the Offering that has been or will be filed with the Commission and made available to the Shareholder, as defined below, by the filing by the Company of an electronic version thereof with the Commission;
●	in the context of this Offering, a tranche of newly issued ordinary shares was reserved for subscription by the Company’s existing shareholders (the Reserved Offering);
●	the Reserved Offering falls within the cases of inapplicability of the provisions on public offerings of securities provided for in section 100 of Legislative Decree no. 58 of 24 February 1998 (the Consolidated Law on Finance), section 34-ter, of the issuers’ regulations adopted with CONSOB resolution no. 11971 of 14 May 1999 (the Issuers’ Regulation) and section 1, paragraph 4, of Regulation (EU) 2017/1129 (the Prospectus Regulation).

WHEREAS

The undersigned___________________________ (the Shareholder), fiscal code no.____________________________

REPRESENTS

●	to be a Shareholder of the Company;
●	[to be a “qualified investor” as defined in the Prospectus Regulations pursuant to Article 2(e);] [Note: this declaration shall be deleted if the Shareholder is not a qualified investor]
●	that he/she/it has examined, by access to the following link __________ , the preliminary Prospectus dated _______ 2021 and the final Prospectus dated ______ 2021, each of which is included in the Registration Statement; and
●	that he/she/it has acknowledged and understood the contents of the Prospectus and fully accepts the terms and conditions of the Prospectus;

REPRESENTS and UNDERTAKES

●	to subscribe ______ newly issued ordinary shares of the Company, forming part of the Reserved Offering, with no par value (the Shares), for an aggregate purchase price of EUR _____ (the Aggregate Purchase Price);
●	to pay, with a value date of ______ 2021, the Aggregate Purchase Price by wire transfer to the bank account no. ______________________ held by the Company at ____________IBAN______________________________;

***

The Shares must be registered as follows:

●	Fiscal code_____________________________________________
●	First name, last name, company name_____________________________________________
●	Date and place of birth__________________________________
●	Nationality__________________________________
●	Domicile or registered office__________________________________
●	Postal Code__________________________________

***

The undersigned
REPRESENTS	to be informed that this subscription is irrevocable;
REPRESENTS	that he/she/it has independently evaluated the possibility of subscribing the Shares that are part of the Reserved Offering; (ii) that he/she/it is not (a) domiciled in the United States of America, (b) a U.S. Person as defined in Regulation S under the United States Securities Act of 1933, as subsequently amended, and (iii) that he/she/it is not acting on behalf of or for the benefit of a U.S. Person;
RECOGNISES	expressly the right of the Company to reject this subscription without the undersigned having any claim for damages or compensation against the Company, if the Offering is withdrawn for any reason and that this subscription is conditional upon the successful completion of the Offering;
TAKES NOTE	that the allocated Shares will be centralised in dematerialised form at Monte Titoli S.p.A.;
REQUESTS	that the Shares will be credited to deposit account no. ___________ at __________________ (name of the intermediary with which the Shareholder holds the Shares of the Company);
CONFIRMS	under its own responsibility, for all legal purposes, the accuracy of the information reported in this subscription;
REPRESENTS	to be informed that any irregularity in this subscription will lead to its cancellation;
CONFIRMS	that he/she/it has expressly requested that all documents evidencing or relating in any way to the Reserved Offering (other than this subscription or any related notice) be drawn up in the English language only; and
REPRESENTS	to be informed that this subscription shall be governed by and interpreted in accordance with Italian law and that any dispute arising in connection with the execution and interpretation of this subscription shall be subject to the exclusive jurisdiction of the Court of Milan, without prejudice to the mandatory jurisdiction established by law.

____________________________ (Date and time)	____________________________ (Signature of the applicant)	____________________________ (Signature of the Company)